Exhibit 99.1
Investment Summary

Dollar amounts in thousands, except cost per unit amounts
Operating Communities	Q1 2002	Q2 2002

Garden:
Communities	167	165
Units	56,189	55,200
Total Investment	$4,872,162	$4,852,490
Cost per Unit	$86,710	$87,907

High-Rise:
Communities	48	50
Units	21,265	22,000
Total Investment	$3,206,168	$3,486,645
Cost per Unit	$150,772	$158,484

Total Portfolio:
Communities	215	215
Units	77,454	77,200
Total Investment	$8,078,330	$8,339,135
Cost per Unit	$104,298	$108,020

Total Portfolio Capital Expenditures—Cost per Unit	Q1 2002	Q2 2002	YTD 2002

Acquisition Expenditures	$49	$27	$76
Redevelopment Expenditures (1)	$505	$498	$1,003
Recurring Capital Expenditures	$80	$101	$181

Acquisitions

Communities	2	2	4
Units	242	712	954
Total Investment	$33,046	$235,760	$268,806
Cost per Unit	$136,554	$331,124	$281,767

Dispositions

Communities	2	4	6
Units	360	1,411	1,771
Gross Sales Proceeds	$20,200	$119,150	$139,350
Gains	$1,281	$39,937	$41,218

NOTE

(1)	Includes major renovations, revenue enchancing and expense reducing expenditures.